UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

THE WESTERN UNION COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32903	20-4531180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 EAST BELLEVIEW AVENUE
Denver, Colorado		80237
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 866 405-5012

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On June 27, 2025, Barry Cooper was appointed Chief Accounting Officer of The Western Union Company (the “Company”), effective July 1, 2025. Mr. Cooper, age 58, served as Senior Vice President, Controller of Envestnet, Inc. since 2018, Senior Vice President, Controller of Echostar Corporation from 2014-2018, and Senior Vice President, Corporate Controller and Chief Accounting Officer of First Data Corporation from 2012-2014.

Mr. Cooper’s compensation arrangements will include (i) an initial annual base salary of $300,000 and (ii) an annual incentive award target opportunity of $350,000, apportioned as short-term cash incentive awards and equity awards. Mr. Cooper will also receive a sign-on grant of restricted stock units under the Company’s 2024 Long-Term Incentive Plan with a grant date fair value of $250,000.

There are no arrangements or understandings between Mr. Cooper and any person pursuant to which Mr. Cooper was appointed as Chief Accounting Officer. There is no family relationship between Mr. Cooper and any director or executive officer of the Company. There are no actual or proposed transactions between Mr. Cooper or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2025	THE WESTERN UNION COMPANY
	By:	/s/ BENJAMIN C. ADAMS
	Name:	Benjamin C. Adams
	Title:	Executive Vice President, Chief Legal Officer